UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 7, 2021
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FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)
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Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
333 Bush Street, Suite 2700
San Francisco, CA 94104
(Address of principal executive offices, including zip code)
(415) 616-1000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
__________________
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2021, the Federal Home Loan Bank of San Francisco (Bank) and Joseph Amato entered into an amendment to his employment agreement (Amendment No. 1) to extend the term of his employment to March 31, 2023, and, effective May 13, 2021, to serve as the Bank’s chief financial officer (CFO) for the extended term (Second Term). As previously disclosed, Mr. Amato entered into an employment agreement with the Bank dated October 7, 2020, which provided that Mr. Amato serve as the Bank’s interim chief financial officer effective October 13, 2020, for an initial term of six months followed by six automatic extensions of one-month terms.

Amendment No. 1 provides an option to mutually elect to extend his Second Term for another year, until March 31, 2024, subject to the Federal Housing Finance Agency’s review and non-objection. Under the terms of Amendment No. 1, Mr. Amato will be eligible for a fully discretionary special award of up to $354,835 in recognition of his service as CFO and based on his performance in connection with his duties and responsibilities as the Bank’s principal financial officer (Second Special Award). Unless Mr. Amato is terminated for “Cause” or resigns without “Good Reason” (both terms as defined in his employment agreement) prior to March 31, 2022, he will be eligible for up to the first 50% of the Second Special Award ($177,418), which shall accrue and, if approved by the Bank’s President and Chief Executive Officer, will be paid as soon as administratively practicable following March 31, 2022. Eligibility for up to the second 50% of the Second Special Award ($177,417) shall accrue and, if approved by the Bank’s President and Chief Executive Officer, will be paid as soon as administratively practicable following March 31, 2023, unless Mr. Amato is terminated for Cause or resigns without Good Reason prior to such date. Beginning with the Second Term, Mr. Amato will also be eligible to participate in the Bank’s Executive Incentive Plan (EIP).

Amendment No. 1 also provides that, upon the expiration of the Second Term (or any option to mutually extend) Mr. Amato shall be entitled to receive a severance payment equal to the “EIP Annual Award” (defined in the EIP to include both the short term incentive component and the long term incentive component) as set forth in the Bank’s EIP, which will be treated as vested, on a pro rata basis for the performance period of the year when the expiration of his employment agreement occurs, and any “Deferred Awards” (as defined in the EIP) will be treated as fully vested, all of which is to be paid out as and when due in accordance with the EIP.

The foregoing description of the amendments to Mr. Amato’s employment agreement does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1 to his employment agreement, which is incorporated herein by reference as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit

	10.1	Employment Agreement by and among the Federal Home Loan Bank of San Francisco and Joseph E. Amato, dated October 7, 2020, as amended July 7, 2021.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: July 9, 2021	By:	/s/ Teresa Bryce Bazemore
Teresa Bryce Bazemore President and Chief Executive Officer